UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2015

MasterCard Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York		10,577
(Address of principal executive offices)		(Zip Code)
(914) 249-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01 Regulation FD Disclosure
On September 9, 2015, MasterCard Incorporated (the “Company”) will host a meeting for members of the investment community, beginning at 8:30 am.  As part of discussions at the meeting, the Company is providing the following 2016-2018 longer-term performance objectives:

•	Net revenue compound annual growth rate (“CAGR”) of low double digits;

•	Annual operating margin of a minimum of 50%; and

•	Earnings per share CAGR in the mid-teens.
At the meeting, the Company will provide additional context with respect to the above performance objectives. Materials for the financial perspective presentation by Martina Hund-Mejean, Chief Financial Officer of the Company, are attached hereto as Exhibit 99.1.  Additionally, all presentation materials for the meeting will be promptly posted on the Company’s website at www.mastercard.com.
The descriptions of longer-term performance objectives set forth above and all information set forth in the attached presentation materials is furnished but not filed.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	MasterCard Incorporated Financial Perspective Presentation by Chief Financial Officer to the Investment Community, dated September 9, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: September 9, 2015	By	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	MasterCard Incorporated Financial Perspective Presentation by Chief Financial Officer to the Investment Community, dated September 9, 2015.